SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                           FORM 8-K/A



       Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934




Date of Report (Date of earliest event reported)      October 27, 1997



                             Motors & Gears, Inc.
     (Exact name of registrant as specified in its charter)



         Delaware                   333-19257                 36-4109641
(State or other                    (Commission             (I.R.S. Employer
Jurisdiction)                      File Number)          Identification No.)



     ArborLake Centre, Suite 550
      1751 Lake Cook Road, Deerfield, IL                        60015
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code   (847) 945-5591

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                             PAGE 2


Item 2.   Acquisition or disposition of assets

     On October 27, 1997, Motor & Gears Industries, Inc. ("The Company") acquired all of the outstanding stock of ED&C Company ("ED&C"). The Company acquired ED&C through its newly formed wholly owned subsidiary, Electrical Design and Control Company. ED&C is a full-service electrical engineering company which designs, engineers, and manufactures electrical control systems and panels for material handling systems and other like applications. ED&C provides comprehensive design, build, and support services to produce electronic control panels which regulate the speed and movement of conveyor systems used in a variety of automotive plants and other industrial applications.

     The purchase price of $20.0 million, including costs directly related to the transaction, was preliminarily allocated to working capital of $3.5 million, property, plant, and equipment of $0.1 million, and resulted in an excess of purchase price over net identifiable assets of $16.4 million. The cash was provided from borrowings under the Company's existing Credit Agreement.


Item 7.   Financial Statements and Exhibits

The following sections (a) and (b) amend, in their entirety, sections (a) and
(b) of Item 7 of Form 8-K previously filed on November 7, 1997.

(a)  Financial Statements

See Exhibit 28(a) of Item 7(c).

(b)  Pro Forma Financial Information

     The following unaudited pro forma condensed consolidated statements of operations are based on the historical statements of operations of the Company, adjusted to give effect to the 1997 acquisitions of the FIR Group Companies, ED&C Company, and the 1996 acquisition of Barber-Colman Motors. The pro forma condensed consolidated statements of operations for the year ended December
31, 1996 and for the nine months ended September 30, 1997 were derived from the audited historical statements of operations for the year ended December
31, 1996 and the unaudited historical statements of operations for the nine months ended September 30, 1997, adjusted to give effect to the acquisitions and related transactions as if they occurred as of the beginning of each period.

     The pro forma adjustments included in the pro forma condensed consolidated statements of operations are based upon available information and certain assumptions that management believes are reasonable. With respect to the pro forma acquisition adjustments described in the notes accompanying the pro forma condensed consolidated statement of operations, the allocation of the purchase price of the FIR Group Companies and ED&C Company is preliminary and subject to


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                            PAGE 3


final determination by the Company's management. The unaudited pro forma condensed consolidated statements of operations do not purport to represent what the Company's results of operations would actually have been had the transactions in fact occurred as of the beginning of each period presented. In addition, the unaudited pro forma condensed consolidated statements of operations do not purport to project the Company's results of operations for any future date or period.

     The pro forma condensed consolidated statements of operations should be read in connection with the Company's audited consolidated financial statements for the year ended December 31, 1996, which are included in the Company's prospectus issued in connection with the offering of its 10 3/4% Series B Senior Notes due 2006, and filed on April 3, 1997, and the Company's unaudited interim condensed consolidated financial statements included in the Company's Form 10-Q for the quarter ended September 30, 1997.

(c)  Exhibits

28(a) ED&C Company combined audited financial statements for the year ended December 31, 1996, and for the seven months ended July 31, 1997.

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                             PAGE 4

                      MOTORS & GEARS, INC.
                 UNAUDITED PRO FORMA CONDENSED
                   CONSOLIDATED BALANCE SHEET
                       SEPTEMBER 30, 1997
                        ($ in thousands)


                         Company                  Pro forma
                        Historical      ED&C      Adjustments      Pro forma
ASSETS
Current Assets:
  Cash and cash
   equivalents          $   5,104     $  2,127    $ (1,000)(1)   $    6,231
  Accounts receivable,
   net                     29,988        2,526          -            32,514
  Inventories              25,442        1,105          -            26,547
  Prepaid expenses and other
   current assets           4,301            2          -             4,303
    Total Current
      Assets            $  64,835     $  5,760    $ (1,000)      $   69,595

Property and equipment,
 net                       14,081          142          -            14,223
Intangibles, net          139,537           -       15,382 (2)      154,919
Other assets                9,842           -                         9,842
    Total Assets        $ 228,295     $  5,902    $ 14,382      $   248,579


LIABILITIES AND STOCHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

Current Liabilities     $  27,532      $ 1,284     $    -        $   28,816
Current portion of long term
   debt                        20          840        (840)(2)           20
Long-term obligations
  Credit Agreement         34,000           -       15,000 (1)       49,000
  Senior Notes            170,000           -           -           170,000
  Sellers' Notes            5,000           -        4,000 (1)        9,000
  Other Debt                   75           -           -                75
    Total long-term
     Obligations        $ 209,075      $    -      $19,000       $  228,075
Other non-current liabilities
 and deferred income
 taxes                      5,129           -           -             5,129
Stockholders' equity (net
 capital deficiency)      (13,461)       3,778      (3,778)(2)      (13,461)
  Total liabilities and
  Stockholders' equity  $ 228,295     $  5,902    $ 14,382        $ 248,579





See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.


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                             PAGE 5

                      MOTORS & GEARS, INC.
                 UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996
                        ($ in thousands)


                           Barber
                           Colman
                            Thru
                Company    March 8,                     Proforma
               Historical    1996     FIR      ED&C    Adjustments  Pro Forma

Net Sales      $117,571    $4,806    $38,476   $14,566   $    -     $175,419
Cost of sales excluding
 depreciation    75,751     3,559     25,905    10,550        -      115,765

Gross profit excluding
 depreciation    41,820     1,247     12,571     4,016        -       59,654

Selling, general and
 administrative expenses
 excluding
 depreciation     8,796      871      3,688      1,236     1,317 (3)  15,908
Depreciation and
  amortization    7,078      203        949         56     1,213 (4)   9,499
Management fees   2,717       -          -          -       (963)(5)   1,754

Operating
 Income          23,229      173      7,934      2,724    (1,567)    32,493

Interest expense
 (netof interest
 income)         10,987       66      2,301         42    10,579 (6) 23,975
Other (income)
 expense            (68)       2         19         -         65         18
Income (loss) before
 income taxes and
 minority
 interest        12,310      105      5,614      2,682   (12,211)     8,500

Provision (benefit) for
 income taxes     5,291       -       3,123        107    (5,121)(7)  3,400

 Income (loss) from
 continuing
 operations    $  7,019   $  105    $ 2,491    $ 2,575   $(7,090)  $  5,100




See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.


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                             PAGE 6

                      MOTORS & GEARS, INC.
                 UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                        ($ in thousands)


               Company                              Proforma
              Historical     FIR        ED&C      Adjustments   Pro Forma


Net Sales      $106,379    $20,591    $10,135     $     -        $137,105
Cost of sales
  excluding
  depreciation   68,349     14,176      6,630           -          89,155

Gross profit excluding
 depreciation    38,030     6,415       3,505           -          47,950

Selling, general and
 administrative
 expenses         8,638     2,179         794           739(3)    12,350
Depreciation and
 amortization     6,259       626          24           698(4)     7,607
Other (income) and
 expenses            91        16          -            -            107
Management
 fees             1,064        -           -            307(5)     1,371

Operating
 income          21,978     3,594      2,687        (1,744)       26,515

Interest expense (net
 of interest
 income)         15,596     1,165          -           915(6)     17,676
Other (income)
 expense           -          (70)       (24)           -            (94)
Income (loss) before
 income taxes and minority
 interest         6,382     2,499      2,711       (2,659)         8,933

Provision (benefit)
 for income
 taxes            2,805     1,381        114         (727)(7)      3,573

Income (loss) from
 continuing
 operations    $  3,577   $ 1,118    $ 2,597      $(1,932)     $  5,360





See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.


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                             PAGE 7

                      MOTORS & GEARS, INC.
                  NOTES TO PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS
                        ($ in thousands)


Adjustments to the Pro forma Condensed Consolidated Balance Sheet:

1). The purchase price of $20,000, including costs directly related to the transaction, was financed with (i) borrowings from the Company's revolving credit facility of $15,000, (ii) available excess cash of $1,000, and (iii) a $4,000 subordinated seller note which has a final maturity date of December 31, 2002.

2).  The purchase price of $20,000 is allocated as follows:

          Cash                                    $ 2,127
          Accounts Receivable                       2,526
          Inventories                               1,105
          Prepaid Expenses and other assets             2
          Property, Plant, Equipment                  142
          Current liabilities                      (1,284)
          Excess Purchase Price over Net
            Identifiable Assets                    15,382
                                                  $20,000

     No non-operating liabilities were assumed by Motors and Gears, Inc.


Adjustments to the Pro forma Condensed Consolidated Statement of Operations:

3). Adjustments to selling, general, and administrative expenses include: (i) the elimination of $369 relating to the completed headcount reductions and administrative savings in connection with the Barber-Colman acquisition by the Company for the year ended December 31, 1996, (ii) the elimination of $791 and $190 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, for reductions in executive compensation expenses, and (iii) the addition of $2,477 and $929 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, for shared general, administrative, and overhead expenses of Jordan Industries and estimated costs of the Motors & Gears Corporate Group.

4). Adjustments to amortization of goodwill reflect the allocation of purchase price for FIR and ED&C Company. Estimated amortization of goodwill is based on a straight line basis over thirty years.

5). Adjustments to Management fees reflects fees payable to Jordan Industries under the management consulting agreement in the amount of 1% of sales.

6). Adjustments to interest expense reflect additional borrowings related to the acquisition, using an effective annual interest rate of 8.5%.


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                             PAGE 8

                      MOTORS & GEARS, INC.
                  NOTES TO PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS
                        ($ in thousands)


7). Adjustments to provision for income taxes, primarily resulting from additional interest expense in connection with borrowings related to the acquisition.

8).  Significant Accounting Policies - Consolidation Principles

     The consolidated financial statements include the accounts of Motors & Gears, Inc. and its subsidiaries. Material intercompany transactions and balances are eliminated in consolidations. Operations of subsidiaries outside the United States are included for periods ending two months prior to the Company's year end and interim periods to ensure timely preparation of the consolidated financial statements.


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                             PAGE 9

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MOTORS AND GEARS, INC.




                              By: /s/ Norman R. Bates
                                  Norman R. Bates
                                  Chief Financial Officer


January 9, 1998